Exhibit 9(a)(4)


                           SCUDDER SERVICE CORPORATION

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds

Annual maintenance fee for each account
---------------------------------------
1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,000.

Money Market Funds                      $28.90
Monthly Income Funds                     25.00
Quarterly Distribution Funds             20.40
Annual Distribution Funds                17.55

Other fees
----------
New Account Set Up                      $ 5.00 each
Disaster Recovery                         0.25 per year
Closed Accounts                           1.20 per year
TIN Certificates                          0.15 each
TIN Maintenance                           0.25 each
Check Writing:
  Set Up                                  5.00 per account
 Retail Check Clearance                   0.96 per check
 Corporate Check Clearance                0.46 percheck


Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

     Telephone (portion allocable to servicing accounts)
     Postage, overnight service or similar services
     Stationery and envelopes
     Shareholder Statements - printing and postage
     Checks - stock supply, printing and postage
     Data circuits
     Lease and maintenance of S.A.I.L. and Easy Access
     Forms
     Microfilm and microfiche
     Expenses incurred at the specific direction of the fund

Payment
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The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt


On behalf of the Funds listed on            Scudder Service Company
Attachment A:

By:_____________________________            By:_________________________________
   David S. Lee                                Daniel Pierce
   Vice President                              President

Date:   October 1, 1995                     Date: October 1, 1995


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                                  ATTACHMENT A
                      TRANSFER AGENCY AND SERVICE AGREEMENT


Money Market Accounts

     Scudder California Tax Free Money Fund
     Scudder Cash Investment Trust
     Scudder New York Tax Free Money Fund
     Scudder Tax Free Money Fund
     Scudder U.S. Treasury Money Fund

Monthly Income Funds

     Scudder California Tax Free Fund
     Scudder GNMA Fund
     Scudder High Yield Tax Free Fund
     Scudder International Bond Fund
     Scudder Limited Term Tax Free Fund
     Scudder Managed Municipal Bonds
     Scudder Massachusetts Limited Term Tax Free Fund
     Scudder Massachusetts Tax Free Fund
     Scudder Medium Term Tax Free Fund
     Scudder New York Tax Free Fund
     Scudder Ohio Tax Free Fund
     Scudder Pennsylvania Tax Free Fund
     Scudder Short Term Bond Fund
     Scudder Short Term Global Income Fund

Quarterly Distribution Funds

     Scudder Balanced Fund
     Scudder Growth and Income Fund
     Scudder Emerging Markets Income Fund
     Scudder Income Fund

Annual Distribution Funds

     Scudder Capital Growth Fund             Scudder Latin America Fund
     Scudder Development Fund                Scudder Pacific Opportunities Fund
     Scudder Global Fund                     Scudder Quality Growth Fund
     Scudder Global Small Company Fund       Scudder Small Company Value Fund
     Scudder Gold Fund                       Scudder Value Fund
     Scudder Greater Europe Growth Fund      Scudder Zero Coupon 2000 Fund
     Scudder International Fund


dated as of October 6, 1995